Exhibit 99.1

March 18, 2024

Red Cat Holdings Reports Financial Results for Fiscal Third Quarter 2024 and Provides Corporate Update

Red Cat reports record revenue for the company in Fiscal Third Quarter 2024, the third consecutive quarter of double-digit sequential growth

SAN JUAN, Puerto Rico, Mar. 18, 2024 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or “Company”), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, reports its financial results for the second quarter ended March 18, 2024, and provides a business update.

Operating Highlights:

•	Continued global expansion with entry into Latin America and Middle East markets
•	Partnered with Primordial Labs to integrate AI-driven voice control technology to its platforms
•	Part of successful joint drone industry effort resulting in the passing of the American Security Drone Act by Congress
•	Red Cat subsidiary, Teal Drones, received $750k Manufacturing Modernization Grant from the State of Utah
•	Selected as finalist for US Army's Short Range Reconnaissance program with $3M extended contract award
•	In Q4, Retired Four-Star Army General Paul Edward Funk II joined Red Cat’s Board of Directors

Financial Highlights:

•	Record revenues of $5.8 million for fiscal third quarter ending January 31, 2024, representing growth of more than 250% compared to the prior-year period and 49% on a sequential basis
•	Funded backlog remained strong as of January 31, 2024, at $5.1 million
•	Closed the sale of the Consumer segment on February 16, 2024, resulting in 4,250,000 shares of UMAC common stock issued to Red Cat, a $1 million cash payment, and a $2 million note payable to Red Cat
•	$12.7 million of combined Cash and Account Receivable balances as of January 31, 2024

"Red Cat has continued to meet global customer demand resulting in record third quarter revenue that is more than 250 percent above the same period in our previous fiscal year," said Jeff Thompson, Red Cat Chairman and Chief Executive Officer. "The Teal 2 drone has quickly become the small uncrewed system of choice and our ability to scale production has been well received by our domestic and international customers. We believe we are well positioned for the U.S. Department of Defense Replicator Initiative and the U.S. Army’s Short Range Reconnaissance Program of Record being awarded later this year, in which we are one of two finalists."

"With the increasing demand for our drone solutions with U.S. Defense and Security Forces and NATO Allies, our growing pipeline and strong backlog, Red Cat is positioned for continued growth.  Our guidance for the upcoming fourth quarter of $7 million will be another record quarter and continued double digit sequential growth into fiscal year 2025," Thompson added.

“We are reporting record revenues again for the third quarter of fiscal 2024,” stated Leah Lunger, Interim Chief Financial Officer. “Having closed the sale of our Consumer segment, we look forward to focusing exclusively on the expanding opportunities for our Enterprise segment, such as external partnerships, entrance into new global markets, and delivering Army prototypes between now and the beginning of fiscal 2025.”

Retirement of Chief Financial Officer and Appointment of Leah Lunger as Interim Chief Financial Officer

“With the sale of the Consumer Segment completed and the focus solely on Teal Drones going forward, it’s a perfect time to slightly accelerate my planned retirement date,” stated Joseph Hernon. “I’ve thoroughly enjoyed working with Leah over the past three plus years and congratulate her on a hard-earned, well-deserved promotion.”

“Joseph and I have worked together for more than 12 years at two technology companies, and I thank him for deferring his previously planned retirement for four years to assist in the maturation of Red Cat from an early-stage development,” said Jeff Thompson. “He built an All-Star corporate finance team and left us in good hands.”

“Red Cat is pleased to announce Leah Lunger as interim Chief Financial Officer. She has done a stellar job, and the company expects this to become a permanent position for Lunger,” added Thompson.

Earnings Conference Call

CEO Jeff Thompson and Interim CFO Leah Lunger will host an earnings conference call at 4:30 p.m. ET on Monday, March 18, 2024, to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question- and-answer session.

Interested parties can listen to the conference call by dialing 1-844-413-3977 (within the U.S.) or 1-412-317-1803 (international). Callers should dial in approximately ten minutes prior to the start time and ask to be connected to the Red Cat conference call. Participants can also pre-register for the call using the following link: https://dpregister.com/sreg/10187092/fbc7e3a874

The conference call will also be available through a live webcast that can be accessed at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=GS7MpfTG

A replay of the webcast will be available until June 18, 2024, and can be accessed through the above link or at www.redcat.red. A telephonic replay will be available until April 1, 2024, by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 8799674.

About Red Cat

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcat.red.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts:

INVESTORS:

E-mail: Investors@redcat.red

NEWS MEDIA: Indicate Media

Phone: (347) 880-2895

Email: peter@indicatemedia.com

RED CAT HOLDINGS
Condensed Consolidated Balance Sheets

	January 31,	April 30,
	2024	2023
ASSETS

Cash and marketable securities	$7,697,335	$15,987,687
Intangible assets including goodwill, net	23,685,067	24,335,836
Inventory, including deposits	10,063,812	9,280,073
Accounts receivable, net	5,091,724	719,862
Other	5,061,948	4,478,080
Assets of discontinued operations	3,717,313	5,391,552

TOTAL ASSETS	$55,317,199	$60,193,090

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$3,270,795	$1,957,975
Debt obligations	899,935	1,323,707
Warrant derivative liability	285,384	588,205
Operating lease liabilities	492,162	661,263
Liabilities of discontinued operations	796,210	1,052,315
Total liabilities	5,744,486	5,583,465

Stockholders’ capital	121,135,099	110,057,535
Accumulated deficit/comprehensive loss	(71,562,386)	(55,447,910)
Total stockholders' equity	49,572,713	54,609,625
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$55,317,199	$60,193,090

Condensed Consolidated Statements of Operation

	Three months ended January 31,		Nine months ended January 31,
	2024	2023	2024	2023
Revenues	$5,847,933	$1,667,683	$11,526,930	$3,541,846

Cost of goods sold	4,746,282	1,764,612	9,050,032	3,432,804

Gross Margin	1,101,651	(96,929)	2,476,898	109,042

Operating Expenses
Operations	527,447	663,668	1,675,795	3,131,789
Research and development	2,125,268	1,221,738	5,251,285	2,938,658
Sales and marketing	883,982	1,015,412	2,546,380	1,986,121
General and administrative	1,426,531	1,397,667	4,329,760	4,275,385
Stock based compensation	585,771	788,691	2,693,702	2,790,958
Total operating expenses	5,548,999	5,087,176	16,496,922	15,122,911
Operating loss	(4,447,348)	(5,184,105)	(14,020,024)	(15,013,869)

Other (income) expense	(258,015)	151,818	818,901	(254,762)

Net loss from continuing operations	(4,189,333)	(5,335,923)	(14,838,925)	(14,759,107)

Loss from discontinued operations	(1,299,205)	(330,079)	(2,141,289)	(962,971)
Net loss	$(5,488,538)	(5,666,002)	(16,980,214)	(15,722,078)

Loss per share - basic and diluted	$(0.10)	(0.10)	(0.31)	(0.29)

Weighted average shares outstanding - basic and diluted	55,688,114	54,294,116	55,409,930	54,050,127

Condensed Consolidated Statements of Cash Flows

	Nine months ended January 31,
	2024	2023
Cash Flows from Operating Activities
Net loss from continuing operations	$(14,838,925)	$(14,759,107)
Non-cash expenses	4,250,925	2,752,691
Changes in operating assets and liabilities	(4,766,934)	(4,799,734)
Net cash used in operating activities	(15,354,934)	(16,806,150)

Cash Flows from Investing Activities
Proceeds from sale of marketable securities	12,826,217	24,282,117
Other	(184,532)	(1,985,882)
Net cash provided by investing activities	12,641,685	22,296,235

Cash Flows from Financing Activities
Payments of debt obligations, net	(423,772)	(498,576)
Payments related to employee equity transactions	(20,949)	(594,454)
Proceeds from issuance of common stock, net	8,404,812	—
Net cash provided by (used in) financing activities	7,960,091	(1,093,030)

Net cash used in discontinued operations	(683,041)	(4,588,708)

Net increase (decrease) in Cash	4,563,801	(191,653)
Cash, beginning of period	3,260,305	4,084,815
Cash, end of period	7,824,106	3,893,162
Less: Cash of discontinued operations	(126,771)	(84,058)
Cash of continuing operations, end of period	7,697,335	3,809,104
Marketable securities	—	20,730,033
Cash of continuing operations and marketable securities	$7,697,335	$24,539,137

Source: Red Cat Holdings, Inc.